ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST

THE AMERICAN ENERGY GROUP, LTD., a Nevada corporation (hereinafter called “Assignor”), for TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration in hand paid by SMITH ENERGY 1986A PARTNERSHIP (hereinafter called "Assignee"), does hereby GRANT, ASSIGN, SELL, TRANSFER, CONVEY and SET OVER unto the Assignee all of Assignor’s limited partnership interest in and to SMITH ENERGY 1986A PARTNERSHIP (“Partnership Interest”).

The interest herein assigned to Assignee is the identical 4.3011% interest described in that certain Assignment of Oil and Gas Leases dated June 13, 1997, from Pamela Gale Johnson, Chapter 7 Trustee for the Estate of Luck Petroleum Corporation pursuant to Order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division, in Case Number 93-48561-H3-7. This Assignment is made without warranties, expressed or implied.

TO HAVE AND TO HOLD the Partnership Interest, together with all and singular the rights, privileges and appurtenances appertaining thereto or in anywise belonging to the said Assignee, its successors and assigns forever.

WITNESS OUR HANDS, this____ day of April, 2006, to be effective as of April____, 2006

ASSIGNOR:

THE AMERICAN ENERGY GROUP, LTD.

By
Pierce Onthank, President and CEO

Assignment of Limited Partnership Interest

ASSIGNEE:

SMITH ENERGY 1986A PARTNERSHIP.

By Howard A. Smith, General Partner Smith Energy 1986A Partnership

Assignment of Limited Partnership Interest